EXHIBIT 5.1















                               April 16, 1999



Netter Digital Entertainment, Inc.
5125 Lankershim Blvd.
North Hollywood, CA 91601

	      Re:	Form S-8 Registration Statement

Gentlemen:

     You have advised us that Netter Digital Entertainment, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to an aggregate of 500,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), reserved for issuance from time to time upon the exercise of stock options granted pursuant to the Company's 1995 Stock Option Plan (the "1995 Plan"). You have asked us to provide our opinion concerning the legality of the Shares.

     In giving this opinion, we have reviewed the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, the proceedings of the Board of Directors of the Company and such other documents as we have considered advisable. In such examination, we have assumed the genuineness of all signatures, the conformity with originals of all documents submitted to us as copies, the authenticity of the originals of such copies, the legal capacity of all natural persons and that the documents submitted to us for our review have not been and will not be altered, amended or repealed in any respect material to our opinions as stated herein.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of and against payment of the exercise prices provided of in the 1995 Plan, will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement to be filed by the Company with the Securities and Exchange Commission.

						                             Very truly yours,

                             						/s/ ERVIN, COHEN & JESSUP LLP

                             						ERVIN, COHEN & JESSUP LLP